EXHIBIT (4)(b)

THIRD AMENDMENT TO CREDIT AGREEMENT

            This Third Amendment to Credit Agreement (this "Amendment"), dated effective as of June 17, 2003, is by and among BROWN SHOE COMPANY, INC., a New York corporation, BROWN GROUP RETAIL, INC., a Delaware corporation, BROWN SHOE INTERNATIONAL, LLC, a Delaware limited liability company, SIDNEY RICH ASSOCIATES, INC., a Missouri corporation (individually each a "Borrower" and collectively the "Borrowers"), and BROWN SHOE COMPANY OF CANADA LTD, a Canadian corporation ("Brown Canada"; together with each of the Borrowers, the "Guarantors"), the various financial institutions parties hereto (collectively, the "Lenders"), and BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association, as administrative agent (the "Agent").

R E C I T A L S:

A.        WHEREAS, the Borrowers, Brown Canada, the Lenders, the Agent, and Fleet Retail Finance, Inc., as syndication agent, have executed that certain Credit Agreement, dated as of December 20, 2001 (as amended by the First Amendment to Credit Agreement dated effective as of January 19, 2002 and the Second Amendment to Credit Agreement dated effective as of February 5, 2002, the "Credit Agreement"), pursuant to which the Lenders have agreed to make revolving credit loans to the Borrowers.

B.        WHEREAS, the Borrowers have requested that the Lenders and the Agent agree to amend the Credit Agreement in certain respects and the Lenders and the Agent have agreed to such request in accordance with the terms hereof.

            NOW, THEREFORE, in consideration of the premises, and in order to induce the Lenders and the Agent to amend the Credit Agreement pursuant to the terms hereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1.   Recitals. The foregoing Recitals are accurate and are incorporated herein and made a part hereof.

            2.   Definitions. Unless otherwise defined herein, all capitalized terms and phrases used in this Amendment shall have the respective meanings ascribed to them in the Credit Agreement and in the other Loan Documents.

            3.    The title of ARTICLE 1 is amended to read "LOANS, LETTERS OF CREDIT AND ACCEPTANCES".

            4.   Amendment to Section 1.1 of the Credit Agreement. The second sentence of Section 1.1 is hereby deleted from the Credit Agreement and the following is hereby substituted in lieu thereof:

            "The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans as described in Section 1.2 and Letters of Credit and Acceptances as described in Section 1.4."
            5.   Amendment to Section 1.2(a) of the Credit Agreement. Clause (a) of Section 1.2 of the Credit Agreement is hereby amended by adding "or Acceptances" after the term "Letters of Credit" in both places therein where such term appears.

            6.   Amendment to Section 1.4 of the Credit Agreement. Section 1.4 is hereby deleted from the Credit Agreement and the following is hereby substituted in lieu thereof:

    "Section 1.4 Letters of Credit and Acceptances

            (a)    Agreement to Issue. Subject to the terms and conditions of this Agreement, the Agent agrees to cause the Letter of Credit Issuer and the Acceptance Lender selected by a Borrower (it being agreed and understood that an Acceptance may be rejected for payment by an Acceptance Lender if it is not in compliance with any underlying application, agreement, or Letter of Credit relating thereto), to issue for the account of any of the Borrowers (whether one or more) in support of an obligation of any Loan Party or any of the Borrowers' Subsidiaries which are not Loan Parties, in such currency as may be requested by the applicable Borrower and acceptable to the Letter of Credit Issuer or the Acceptance Lender, as applicable, one or more commercial/documentary and standby letters of credit (each a "Letter of Credit" and collectively, the "Letters of Credit") and one or more Acceptances from time to time during the term of this Agreement.

            (b)    Amounts; Outside Expiration Date. The Agent shall not have any obligation to issue or cause to be issued any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from such Borrower in connection with the opening thereof would exceed the Availability at such time; or (iii) such Letter of Credit has an expiration date later than ten (10) days prior to the Stated Termination Date or more than twelve (12) calendar months from the date of issuance for standby letters of credit and six (6) calendar months from the date of issuance for commercial/documentary letters of credit. The Agent shall not have any obligation to issue or cause to be issued any Acceptance at any time if: (i) the maximum face amount of the requested Acceptance is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Acceptance and all commissions, fees, and charges due from such Borrower in connection with the opening thereof would exceed the Availability at such time; or (iii) such Acceptance has an expiration date later than five (5) days prior to the Stated Termination Date or more than six (6) calendar months from the date of issuance for commercial/documentary letters of credit.

            (c)    Other Conditions. In addition to being subject to the satisfaction of the applicable conditions precedent contained in Article 8, the obligation of the Agent to cause to be issued any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent:

              (i)    the Borrowers shall have delivered to the Letter of Credit Issuer, at such times and in such manner as the Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to the Letter of Credit Issuer and reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form, terms, and purpose of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and the Letter of Credit Issuer (provided that in the event any term of such application or any other document is inconsistent with the terms of this Agreement and the Letter of Credit Issuer is either the same Person as the Agent or any Lender then the terms of this Agreement shall be controlling); and

                  (ii)    as of the date of issuance, no order of any court, arbitrator, or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule, or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such proposed Letters of Credit.

            (d)   Issuance of Letters of Credit.

              (i)   Request for Issuance. Any Borrower that wishes to cause the issuance of a Letter of Credit must notify the Agent of such request for issuance at least three (3) Business Days, or such shorter period as such Borrower and the Letter of Credit Issuer may agree, prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The applicable Borrower shall attach to such notice the proposed form of the Letter of Credit.

              (ii)    Responsibilities of the Agent; Issuance. The Agent shall determine, as of the Business Day immediately preceding the requested issuance date of the Letter of Credit set forth in the notice from a Borrower pursuant to Section 1.4(d)(i), (A) the amount of the Unused Letter of Credit Subfacility and (B) the Availability as of such date. If the face amount of the requested Letter of Credit is not greater than the Unused Letter of Credit Subfacility and the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof does not exceed the Availability, the Agent shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

              (iii)    Extensions and Amendments. The Agent shall not be obligated to cause the Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 1.4 are met as though a new Letter of Credit were being requested and issued.

            (e)    Payments Pursuant to Letters of Credit.

              (i)   Payment of Letter of Credit Obligations. The Borrowers agree to reimburse the Letter of Credit Issuer within one (1) Business Day for any draw under any Letter of Credit, and to pay the Letter of Credit Issuer the amount when due of all other charges and fees payable to the Letter of Credit Issuer under or in connection with any Letter of Credit in accordance with the applicable application for such Letter of Credit, irrespective of any claim, setoff, defense, or other right which any Borrower may have at any time against the Letter of Credit Issuer or any other Person. Each drawing under any Letter of Credit if not paid as provided in the preceding sentence shall constitute a request by the Borrower for whose account such Letter of Credit was issued for a Borrowing of a Base Rate Revolving Loan in the amount of such drawing. The Funding Date with respect to such Borrowing shall be the date of such drawing.

              (ii)    Existing Letters of Credit. All amounts payable by any Loan Party in respect of any Existing Letter of Credit are hereby reaffirmed and continued in full force and effect. All obligations of any Loan Party for payment in respect of any obligations in respect of Existing Letters of Credit, are hereby renewed, continued, and reaffirmed under the terms of this Agreement and the other Loan Documents.

            (f)    Indemnification; Exoneration; Power of Attorney.

              (i)   Indemnification. In addition to amounts payable as elsewhere provided in this Section 1.4, each Borrower agrees to protect, indemnify, pay, and save the Lenders, the Agent, the Letter of Credit Issuer and Acceptance Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges, and expenses (including attorneys' fees) which any Lender, the Agent, the Letter of Credit Issuer or the Acceptance Lender may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or any Acceptance other than any such claims, demands, liabilities, damages, losses, costs, charges, and expenses caused by the gross negligence or intentional misconduct of such Person. The Borrowers' obligations under this Section 1.4(f) shall survive payment of all other Obligations.

              (ii)    Assumption of Risk by the Borrowers. As among the Borrowers, the Lenders, the Agent, the Letter of Credit Issuer and the Acceptance Lender, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders, the Agent, the Letter of Credit Issuer and the Acceptance Lender shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including any act or omission, whether rightful or wrongful, of any present or future dejure or de facto Governmental Authority; or (I) the Letter of Credit Issuer's honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit, provided that the foregoing shall not absolve the Letter of Credit Issuer for any matter described in this clause (I) caused by the Letter of Credit Issuer's gross negligence or intentional misconduct; or (J) the Acceptance Lender's honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Acceptance or the related Letter of Credit, provided that the foregoing shall not absolve the Acceptance Lender for any matter described in this clause (J) caused by the Acceptance Lender's gross negligence or intentional misconduct. None of the foregoing shall affect, impair, or prevent the vesting of any rights or powers of the Agent, any Lender, the Letter of Credit Issuer or the Acceptance Lender under this Section 1.4(f).

              (iii)    Exoneration. Without limiting the foregoing, no action or omission whatsoever by the Agent or any Lender (excluding any Lender in its capacity as the Letter of Credit Issuer or the Acceptance Lender) under or in connection with any of the Letters of Credit, any Acceptances or any related matters shall result in any liability of the Agent or any Lender to any Borrower, or relieve such Borrower of any of its obligations hereunder to any such Person.

              (iv)    Rights Against Letter of Credit Issuer and Acceptance Lender. Nothing contained in this Agreement is intended to limit any Borrower's rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between such Borrower and the Letter of Credit Issuer. Nothing contained in this Agreement is intended to limit any Borrower's rights, if any, with respect to the Acceptance Lender which arise as a result of any application and related documents executed by and between such Borrower and the Acceptance Lender.

              (v)    Account Party. Each Borrower hereby authorizes and directs the Letter of Credit Issuer to name the applicable Borrower as the "Account Party" in any Letter of Credit and to deliver to the Agent all instruments, documents, and other writings and property received by the Letter of Credit Issuer pursuant to each such Letter of Credit, and to accept and rely upon the Agent's instructions and agreements with respect to all matters arising in connection with each such Letter of Credit or the application therefor.

              (vi)    Power of Attorney. In connection with all Inventory financed for a Loan Party by any Letter of Credit or any Acceptance, each Loan Party hereby appoints the Agent, or the Agent's designee, as its attorney, with full power and authority: (A) to sign and/or endorse such Loan Party's name upon any warehouse or other receipts; (B) to sign such Loan Party's name on bills of lading and other negotiable and non-negotiable documents; (C) to clear Inventory through customs in the Agent's or such Loan Party's name, and to sign and deliver to customs officials powers of attorney in such Loan Party's name for such purpose; (D) to complete in such Loan Party's or the Agent's name, any order, sale, or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; and (E) to do such other acts and things as are necessary in order to enable the Agent to obtain possession or control of such Inventory and to obtain payment of the Obligations. Neither the Agent nor its designee, as such Loan Party's attorney, will be liable for any acts or omissions, nor for any error of judgment or mistakes of fact or law other than for gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until all Obligations have been paid and satisfied.

              (vii)    Control of Inventory. In connection with all Inventory financed by Letters of Credit or Acceptances, the Loan Parties will, at the Agent's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses, or others receiving or holding cash, checks, Inventory, Documents, or Instruments in which the Agent holds a security interest to deliver them to the Agent and/or subject to the Agent's order, and if they shall come into any Loan Party's possession, to deliver them, upon request, to the Agent in their original form. The Loan Parties shall also, at the Agent's request, designate the Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

            (g)    Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 1.4(b) and Section 10.1, any Letter of Credit or Acceptance is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall deposit with the Agent, for the benefit of the Agent and the Lenders, with respect to each such Letter of Credit or Acceptance then outstanding, as the Agent in its discretion shall specify, either (i) a standby letter of credit (a "Supporting Letter of Credit"), in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit or Acceptance may be drawn plus any fees and expenses associated with such Letter of Credit or Acceptance, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments to be made by the Agent and the Lenders under such Letter of Credit or Acceptance and any fees and expenses associated with such Letter of Credit or Acceptance or (ii) cash in an amount necessary to reimburse the Agent and the Lenders for payments to be made by the Agent and the Lenders under such Letter of Credit or Acceptance and any fees and expenses associated with such Letter of Credit. Such Supporting Letter of Credit or deposit of cash shall be held by the Agent, for the benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or Acceptances remaining outstanding.

            (h)    Uniform Customs and Practices. The Letter of Credit Issuer may have Letters of Credit issued by it be subject to The Uniform Customs and Practice for Documentary Credits (the "UCP") or the International Standby Practices (the "ISP"), as published as of the date of issue by the International Chamber of Commerce, in which case the terms of the UCP or the ISP, as applicable, may be incorporated therein and deemed a part thereof.

            (i)    Acceptance, Creation and Additional Acceptance Provisions.

              (i)    In the event a Letter of Credit Issuer accepts a Letter of Credit Application calling for acceptance (rather than immediate payment) on presentment, then upon due presentment to the Letter of Credit Issuer by the beneficiary under any Letter of Credit of a time draft in accordance therewith and herewith, (A) the Letter of Credit Issuer shall be deemed to be an Acceptance Lender, (B) the Letter of Credit Issuer shall accept the draft presented by the beneficiary of the Letter of Credit in accordance with the terms thereof and hereof (which may be by way of notice to the beneficiary or delivery of the Acceptance), (C) the accepted draft of the beneficiary shall be deemed to be an Acceptance, and (D) the Acceptance Lender shall provide notice to the Agent of creation of such Acceptance. The amount of the Acceptance shall be equal to the face amount of the beneficiary's draft. Upon the creation of an Acceptance, the amount thereof shall no longer be deemed to be an undrawn amount in respect of a Letter of Credit or an unreimbursed obligation in respect of a Letter of Credit.

              (ii)    Notwithstanding anything herein to the contrary, the Acceptance Lender shall not be required to accept any draft that (A) did not arise out of the purchase or sale of goods by any Borrower in the ordinary course of its business, (B) arose out of a purchase from or sale to an Affiliate of any Borrower, (C) involves any purchase or sale for which each of the Agent and the Acceptance Lender has not received all related documents, instruments, and forms requested by either the Agent or the Acceptance Lender, or (D) is not eligible for discounting with Federal Reserve Banks pursuant to paragraph 7 of Section 13 of the Federal Reserve Act, as amended.

              (iii)    The Acceptance Lender shall pay the amount of the Acceptance on maturity to the presenting Letter of Credit beneficiary or its assignee (if not previously discounted by the beneficiary to the Acceptance Lender). The Acceptance Lender may in its discretion discount the Acceptance for the presenting Letter of Credit beneficiary at its request, which may be subject to such interest (discount) rate for the applicable maturity period and other charges as such beneficiary and the Acceptance Lender may agree. The Lenders shall not participate in such interest (discount) rate and charges.

              (iv)    The Borrowers shall pay to the Acceptance Lender the amount of any Acceptance on its maturity date. In addition, each of the Agent and the Acceptance Lender is hereby irrevocably authorized, in its sole discretion, to cause the Lenders to make Revolving Loans to the Borrowers (and the Borrowers agree to request and accept such Revolving Loans for all purposes of this Agreement) from time to time, or to charge any account of the Borrowers, to pay any Acceptance for which payment is due, or at any time after the occurrence of a Default to fund cash collateral for any outstanding Acceptance.

              (v)    Each Acceptance shall be payable in Dollars and shall be in the face amount of at least $10,000, or less at the discretion of the Agent. The maturity of each Acceptance shall be in any 15 day increment equal to or greater than 30 days and less than or equal to 180 days or, if such maturity date is not a Business Day, on the next succeeding Business Day and, in any event, no later than the fifth (5th) Business Day prior to the Termination Date.

              (vi)    Each Borrower acknowledges and agrees that none of the Acceptance Lender, the Letter of Credit Issuer (except in so far as this Agreement provides otherwise with respect to a Letter of Credit Issuer's liability for an Letter of Credit issued by it), the Agent, or any Lender, and none of their respective affiliates, correspondents, custodians, participants, and representatives, shall be responsible or have any liability for: (A) the existence, character, quantity, quality, condition, packing, value, or delivery of any goods or other property relating to any draft or Acceptance; (B) the validity, sufficiency, or genuineness of any documents or endorsements or other notations thereon; (C) the time, place, manner, or order in which shipment is made; (D) any insurance or insurer; or (E) any act or omission of any shipper, warehouseman, carrier, correspondent, or other party involved in any transaction related to any draft or Acceptance."

        7.    Section 2.8 Acceptance Fee. Section 2.8 is hereby added to the Credit Agreement as follows:

        "Section 2.8 Acceptance Fee. Subject to Section 2.3, the Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Acceptance, a fee (the "Acceptance Fee") equal to the Acceptance Fee Percentage, or during the existence of any Event of Default the Default Rate with respect to Acceptances, multiplied by the face amount of each Acceptance, plus all out-of-pocket costs, fees, and expenses incurred by the Acceptance Lender in connection with the application for, processing of, issuance of, or amendment to any Acceptance. The Acceptance Fee shall be payable in arrears on the first day of each January, April, July, and October and on the Termination Date for any three (3) month period, or shorter period if calculated for the period beginning on the Closing Date or for such period ending on the Termination Date, in which an Acceptance was issued and/or in which an Acceptance remained outstanding. Subject to Section 2.3, the Acceptance Fee shall be computed on the basis of a 365/366 day year (as applicable) for the actual number of days elapsed."
        8.    Amendment to Section 3.2(a) of the Credit Agreement. Clause (a) of Section 3.2 is amended to read as follows:
"(a) the payment in full of all outstanding Revolving Loans, together with accrued and unpaid interest thereon, and the cancellation and return of all outstanding Letters of Credit and Acceptances (or alternatively, with respect to each such Letter of Credit and Acceptance, the furnishing to the Agent, in the Agent's discretion, of a Supporting Letter of Credit or cash deposit, in each case in amounts and in the manner required by Section 1.4(g)),"
        9.    Amendments to Section 3.4 of the Credit Agreement. The last paragraph of clause (b) of Section 3.4 and clause (c) of Section 3.4 are hereby deleted from the Credit Agreement and the following is hereby substituted in lieu thereof:
"All such prepayments required pursuant to this Section 3.4(b) shall be applied first to accrued interest with respect to the Revolving Loans, second to pay the principal of the Revolving Loans, and third to cash collateralize any outstanding Letters of Credit and Acceptances.

            (c) Prepayments from the proceeds of any sale or other collection of Collateral outside the ordinary course of business, including any sale or disposition permitted under Section 7.9(c), shall be applied as follows: the actual proceeds of such sale or collection or an amount equal to the book value thereof sold as part of a sale of a division or by means of the sale of the Capital Stock of a Subsidiary shall be applied, first to accrued interest with respect to the Revolving Loans, second to pay the principal of the Revolving Loans, and third to cash collateralize outstanding Letters of Credit or Acceptances."

        10.    Amendment to Section 3.7 of the Credit Agreement. The first three sentences of Section 3.7 are hereby deleted from the Credit Agreement and the following is hereby substituted in lieu thereof:
"At the election of the Agent, the proceeds of Revolving Loans made hereunder whether made following a request by the Borrowers pursuant to Section 1.2 or a deemed request as provided in this Section 3.7 may be used to make all payments of (a) principal or interest on the Revolving Loans, (b) reimbursement obligations with respect to Letters of Credit, (c) Acceptance Reimbursement Obligations, (d) Unused Line Fees, (e) Letter of Credit Fees, (f) Acceptance Fees, (g) fees due to the Bank or the Agent (for the benefit of the Agent individually or the Agent and the Lenders collectively) under the Agent's Letter (excluding Attorney Costs), or (h) obligations under any Hedge Agreement with the Bank. The Borrowers hereby irrevocably authorize the Agent to charge the Loan Account for the purpose of paying each of the items listed in clauses (a) through (h) preceding. All other Obligations from time to time owing by the Borrowers hereunder, to the extent not timely paid (including, without limitation, fees and expenses in connection with Bank Products (other than Bank Products covered by clause (h) preceding) or pursuant to Section 13.7), may be charged to the Loan Account for the purpose of paying such fees and expenses."
        11.    Amendment to Section 3.8 of the Credit Agreement. The first two sentences of Section 3.8 are hereby deleted from the Credit Agreement and the following is hereby substituted in lieu thereof:
        "Subject to the terms of the Intercreditor Agreement, principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to the Agent, the Letter of Credit Issuer or the Acceptance Lender. Subject to the terms of the Intercreditor Agreement, all payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Revolving Loans, or not constituting payment of specific fees, and all proceeds of any Borrower's Accounts or any other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first to pay any fees, indemnities, or expense reimbursements then due to the Agent, second to pay any fees, indemnities, or expense reimbursements then due to the Lenders from the Borrowers, third to pay interest due in respect of the Revolving Loans, including Non-Ratable Loans and Agent Advances, fourth to pay or prepay principal of the Non-Ratable Loans and the Agent Advances, fifth to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Agent Advances), unpaid reimbursement obligations in respect of Letters of Credit and unpaid Acceptance Reimbursement Obligations, sixth to pay an amount to the Agent equal to all unpaid reimbursement obligations in respect of Letters of Credit and unpaid Acceptance Reimbursement Obligations, in each case outstanding upon the termination of this Agreement, to be held as cash collateral for such Obligations, seventh to pay any amounts relating to Bank Products then due to the Bank from the Borrowers, and eighth to the payment of any other Obligation due to the Agent or any Lender by the Borrowers."
        12.    Amendment to Section 3.10 of the Credit Agreement. The first three sentences of Section 3.10 are hereby deleted from the Credit Agreement and the following is hereby substituted in lieu thereof:
        "The Agent shall record the principal amount of the Revolving Loans owing to each Lender, the undrawn face amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit and Acceptances from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender's Revolving Loans in its books and records. Failure by the Agent or any Lender to make any such notation shall not affect the obligations of the Borrowers with respect to the Revolving Loans, or the Letters of Credit or Acceptances."
        13.    Amendment to Section 5.3(q) of the Credit Agreement. Clause (q) of Section 5.3 is hereby deleted from the Credit Agreement and the following is hereby substituted in lieu thereof:
        "(q) immediately upon becoming aware of any default or event of default or other breach or failure to perform under the Medium Term Notes or the Prudential Notes;"
        14.    Further Amendment to Section 5.3 of the Credit Agreement. The period at the end of clause (r) of Section 5.3 of the Credit Agreement is hereby deleted and replaced with a semi-colon and the word "and," and a new clause (s) is hereby added at the end of Section 5.3 of the Credit Agreement, which clause (s) shall read in its entirety as follows:
        "(s) Promptly after the Borrower has notified the Agent of any intention by the Borrower to treat the Revolving Loans, Letters of Credit and/or Acceptances and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form."
        15.    Amendment to Section 6.1(a) of the Credit Agreement. The parenthetical in clause (a) of the fourth sentence of Section 6.1 of the Credit Agreement is hereby deleted and replaced with "(including the Medium Term Notes and the Prudential Notes),".

        16.    Amendment to Article VI of the Credit Agreement. Effective as of the date of this Amendment, Section 6.29 is hereby added to Article VI of the Credit Agreement as follows:

        "Section 6.29 Tax Shelter Regulations. The Borrower does not intend to treat any or all of the Revolving Loans, Letters of Credit and/or Acceptances as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Agent thereof. If the Borrower so notifies the Agent, the Borrower acknowledges that one or more of the Lenders may treat its Loans and/or its interest in Non-Ratable Loans and/or Agent Advances and/or Letters of Credit and/or Acceptances as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation."
        17.    Amendment to Section 7.14 of the Credit Agreement. The first sentence of Section 7.14 of the Credit Agreement is hereby deleted and replaced with the following:
"No Loan Party shall voluntarily prepay any Debt except (a) the Obligations and (b) if no Default or Event of Default exists, the Debt outstanding under the Prudential Notes."
        18.    Amendment to Section 7.24 of the Credit Agreement. Section 7.24 of the Credit Agreement is hereby deleted and replaced with the following:
"Section 7.24 Reserved."
        19.    Amendment to Section 7.26 of the Credit Agreement. The phrase "of the issuance of any redemption notice to the holders of the $100MM Notes" contained in Section 7.26 of the Credit Agreement is hereby deleted and replaced with the phrase "after the Closing Date".

        20.    Amendment to Section 8.2 of the Credit Agreement. The phrase "and the agreement of any Acceptance Lender to provide any Acceptance" is hereby added in Section 8.2 immediately after the words "Letter of Credit Issuer to issue any Letter of Credit" in the first sentence thereof.

        21.    Amendment to Section 9.1(d) of the Credit Agreement. Clause (d) of Section 9.1 of the Credit Agreement is hereby amended by deleting the phrase "the $100MM Notes,".

        22.    Amendment to Section 9.2(a) of the Credit Agreement. Clause (a) of Section 9.2 is hereby deleted from the Credit Agreement and the following is hereby substituted in lieu thereof:

        "(a) If an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on any Loan Party: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Borrowing Base, or reduce or increase one or more of the other elements used in computing the Borrowing Base; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to provide Letters of Credit and/or Acceptances. If an Event of Default exists, the Agent shall, at the direction of the Majority Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on any Loan Party: (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Section 9.1(e), Section 9.1(f), Section 9.1(g), or Section 9.1(h), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; (C) require the Borrowers to cash collateralize all Obligations outstanding with respect to Letters of Credit and Acceptances; and (D) pursue its other rights and remedies under the Loan Documents and applicable law."
        23.    Amendment to Section 11.2(b) of the Credit Agreement. Clause (b)(i) of Section 11.2 is amended to read as follows:
        "(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Acceptances have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and"
        24.    Amendment to Section 12.8 of the Credit Agreement. The first sentence of Section 12.8 is hereby amended to read as follows:
"The Bank and its Affiliates may make loans to, issue letters of credit or acceptances for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Loan Party and its Affiliates as though the Bank were not the Agent hereunder and without notice to or consent of the Lenders."
        25.    Amendment to Section 12.11(a) of the Credit Agreement. Clause (a)(i) of Section 12.11 is amended to read as follows:
"(i) upon the termination of the Commitments and payment and satisfaction in full of all Revolving Loans, reimbursement obligations in respect of Letters of Credit and Acceptance Reimbursement Obligations, and the termination or collateralization as provided in Section 1.4(g) of all outstanding Letters of Credit and Acceptances (whether or not any of such obligations are due) and all other Obligations;"
        26.    Amendment to Section 12.16 of the Credit Agreement. Section 12.16 is hereby deleted from the Credit Agreement and the following is hereby substituted in lieu thereof:
"Section 12.16 Letters of Credit and Acceptances; Intra-Lender Issues.

        (a)    Notice of Letter of Credit Balance. On each Settlement Date, the Agent shall notify each Lender of the issuance of all Letters of Credit and Acceptances since the prior Settlement Date.

        (b)    Participations in Letters of Credit and Acceptances.

       (i)   Purchase of Participations. Immediately upon issuance of any Letter of Credit or Acceptance in accordance with Section 1.4, each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit or Acceptance in connection with the issuance of such Letter of Credit or Acceptance (including all obligations of the Borrower for whose account such Letter of Credit or Acceptance was issued, and any security therefor or guaranty pertaining thereto).

        (ii)    Sharing of Reimbursement Obligation Payments. Whenever the Agent receives a payment from a Borrower on account of reimbursement obligations in respect of a Letter of Credit or Acceptance as to which the Agent has previously received for the account of the Agent, or the Letter of Credit Issuer or the Acceptance Lender payment from a Lender, the Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from such Borrower. Each such payment shall be made by the Agent on the next Settlement Date.

        (iii)    Documentation. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit or Acceptance, reimbursement agreements executed in connection therewith, applications for any Letter of Credit or Acceptance, and such other documentation as may reasonably be requested by such Lender.

        (iv)    Obligations Irrevocable. The obligation of each Lender to make payments to the Agent with respect to any Letter of Credit or Acceptance or with respect to their participation therein or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit or Acceptance and the obligation of the Borrowers to make payments to the Agent, for the account of the Lenders, with respect to any Letter of Credit or Acceptance shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

        (A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

        (B) the existence of any claim, setoff, defense, or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or Acceptance or any transferee of any Letter of Credit or Acceptance (or any Person for whom any such transferee may be acting), any Lender, the Agent, the Letter of Credit Issuer, or any other Person, whether in connection with this Agreement, any Letter of Credit or Acceptance, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between such Borrower or any other Person and the beneficiary named in any Letter of Credit or Acceptance);

        (C) any draft, certificate, or any other document presented under any Letter of Credit or Acceptance proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

        (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

        (E) the occurrence of any Default or Event of Default; or

        (F) the failure of the Borrowers to satisfy the applicable conditions precedent set forth in Article 8.

        (c)    Recovery or Avoidance of Payments; Refund of Payments in Error. In the event any payment by or on behalf of any Borrower received by the Agent with respect to any Letter of Credit or Acceptance and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided, or recovered from the Agent in connection with any receivership, liquidation, or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided, or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it. Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

    (d)    Indemnification by the Lenders. To the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder, the Lenders agree to indemnify the Letter of Credit Issuer or the Acceptance Lender ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer or the Acceptance Lender in any way relating to or arising out of any Letter of Credit or Acceptance or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer or the Acceptance Lender under any Letter of Credit or Acceptance or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer or the Acceptance Lender promptly upon demand for its Pro Rata Share of any costs or expenses payable by any Borrower to the Letter of Credit Issuer or the Acceptance Lender, to the extent that the Letter of Credit Issuer or the Acceptance Lender is not promptly reimbursed for such costs and expenses by a Borrower. The agreement contained in this Section shall survive payment in full of all other Obligations."

        27.    Amendment to Section 13.17(b) of the Credit Agreement. Effective as of the date of this Amendment, the following language is hereby added to the end of Section 13.17(b):
        "Notwithstanding anything herein to the contrary, the information subject to this Section 13.17(b) shall not include, and the Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transactions as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Revolving Loans, Letters of Credit, Acceptances and transactions contemplated hereby."
        28.    Amendment to Section 13.23(a) of the Credit Agreement. Clause (a)(ii) of Section 13.23 is amended to read as follows:
"(ii) notice of the making of any Revolving Loans, the issuance of any Letter of Credit, the creation of any Acceptance, or any other financial accommodations made or extended under the Loan Documents or the creation or existence of any Obligations;"
        29.    Amendment to Section 13.23(c) of the Credit Agreement. Section 13.23(c) is hereby deleted from the Credit Agreement and the following is hereby substituted in lieu thereof:
        "(c) Each Loan Party hereby waives, to the extent permitted by law, and agrees not to assert against the Agent, any Lender, the Letter of Credit Issuer or the Acceptance Lender: (i) any defense (legal or equitable), setoff, counterclaim, or claim which such Loan Party may now or at any time hereafter have against any other Loan Party or any other party liable under the Loan Documents; (ii) any defense, setoff, counterclaim, or claim of any kind or nature available to any other Loan Party against the Agent, any Lender, the Bank, the Letter of Credit Issuer or the Acceptance Lender, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor; (iii) any right or defense arising by reason of any claim or defense based upon an election of remedies by the Agent, any Lender, the Bank, the Letter of Credit Issuer or the Acceptance Lender under any applicable law; (iv) the benefit of any statute of limitations affecting any other Loan Party's liability hereunder;"
        30.    Further Amendment to Section 13.23 of the Credit Agreement. The last sentence of Section 13.23 is hereby deleted from the Credit Agreement and the following is hereby substituted in lieu thereof:
"Each Loan Party agrees that none of the Agent, any Lender, the Bank, any Letter of Credit Issuer or the Acceptance Lender has any responsibility to inform any Loan Party of the financial condition of any other Loan Party or of any other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations."
        31.    Amendment to Exhibit E (Form of Assignment and Acceptance). Exhibit E in the form annexed hereto is substituted for Exhibit E annexed to the Credit Agreement on the Closing Date.

        32.    Amendment to the Definition of "Eligible Inventory" in the Credit Agreement. Effective as of the date of this Amendment, clause (h) of the definition of "Eligible Inventory" contained in Annex A to the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

        "(h) that is located outside the U.S. or Canada or that is in transit from vendors or suppliers to the extent that any such Inventory in transit from vendors or suppliers (including, without limitation, Inventory shipped under and paid pursuant to import letters of credit) exceeds $45,000,000;"
        33.    Amendments to Other Definitions; New Definitions. The definitions of "Aggregate Revolver Outstandings", "Borrowing", "Default Rate", "Letter of Credit Subfacility", "Obligations", "Permitted Other Investments" and "Unused Letter of Credit Subfacility" are hereby deleted from Annex A and the following definitions are hereby substituted in Annex A and the following new definitions are added to Appendix A, each in their appropriate alphabetical order:

        "Acceptance" and "Acceptances" respectively mean any and all existing and future drafts drawn by the beneficiary under any commercial Letter of Credit as drawer that are processed and accepted for payment by any Acceptance Lender in its absolute discretion.

        "Acceptance Date" means the date any Acceptance is accepted, created or deemed accepted or created hereunder.

        "Acceptance Fee" has the meaning specified in Section 2.8.

        "Acceptance Fee Percentage" means:

Fixed Charge Coverage Ratio	Applicable Percentage
Less than or equal to 1.00 to 1.00	0.70%
Greater than 1.00 to 1.00 but less or equal to 1.20 to 1.00	0.60%
Greater than 1.20 to 1.00 but less or equal to 1.60 to 1.00	0.50%
Greater than 1.60 to 1.00	0.40%
For the purpose of determining any such adjustments to the Acceptance Fee Percentage, the Fixed Charge Coverage Ratio shall be determined for the immediately preceding twelve (12) months based upon the Parent's Financial Statements dated as of the last day of each of its respective Fiscal Quarters, beginning with the Fiscal Quarter ending February 1, 2003, delivered to the Agent and the Lenders as required by Section 5.2(a) or Section 5.2(b) (with respect to the Financial Statements for each Fiscal Quarter which is not the last Fiscal Quarter of any Fiscal Year), and any such adjustment, if any, shall become effective prospectively on and after the first day of the calendar month following the calendar month after the date of delivery of such Financial Statements to the Agent and the Lenders. Concurrently with the delivery of such Financial Statements, the Parent shall deliver to the Agent and the Lenders a certificate, signed by its chief financial officer or chief accounting officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Acceptance Fee Percentage. In the event the Loan Parties fail to timely deliver any such Financial Statements, in addition to any other remedy provided for in this Agreement, the Acceptance Fee Percentage shall be deemed to be equal to the highest level set forth in the preceding table, until the first day of the first calendar month following the delivery of such Financial Statements at which time the Acceptance Fee Percentage shall be determined, prospectively, in accordance with the terms hereof. If a Default or Event of Default exists at the time any reduction in the Acceptance Fee Percentage is to be implemented, such reduction shall not occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured."

        "Acceptance Lender" means any Lender in its capacity as an "acceptance lender" of Acceptances hereunder.

        "Acceptance Reimbursement Obligations" means, at any time and without duplication, the aggregate indebtedness, liabilities, and obligations of the Borrowers to pay to any Acceptance Lender (or reimburse any Acceptance Lender for) any amount due under any Acceptance at maturity.

        "Aggregate Revolver Outstandings" means, at any time, the sum, without duplication, of (a) the unpaid principal balance of the Revolving Loans, (b) the aggregate undrawn face amount of all outstanding Letters of Credit, (c) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit and (d) the aggregate amount of any unpaid Acceptance Reimbursement Obligations, whether or not then due.

        "Borrowing" means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to the Borrowers, or any of them, or by the Bank (in the case of a Borrowing funded by Non-Ratable Loans) or by the Agent (in the case of a Borrowing consisting of an Agent Advance), or the issuance of a Letter of Credit or an Acceptance hereunder.

        "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate, plus (b) two percent (2.00%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, with respect to Letters of Credit and Acceptances, the Default Rate shall mean the Letter of Credit Fee Percentage or the Acceptance Fee Percentage or both, as applicable, plus two percent (2.00%) per annum.

        "Letter of Credit Subfacility" means $50,000,000; provided that Letters of Credit and Acceptances issued in support of obligations of the Borrowers' Subsidiaries which are not Loan Parties shall not exceed $12,000,000.

        "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Loan Parties, or any of them, to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification, or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees, and any other sums chargeable to any Loan Party hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit and Acceptances and (b) all debts, liabilities, and obligations now or hereafter arising from or in connection with Bank Products.

        "Permitted Other Investment" means an investment by a Loan Party in a Subsidiary which is not a Loan Party (the "subject Person"), not in excess of $5,000,000 in the aggregate during the term of this Agreement, consisting of (a) payments by a Loan Party under Letters of Credit or Acceptances issued under this Agreement in support of an obligation of the subject Person, (b) loans, advances, and equity contributions, (c) amounts paid under Guaranties of the Debt and other obligations of the subject Person.

        "Unused Letter of Credit Subfacility" means, at any time, an amount equal to the Letter of Credit Subfacility minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit, plus without duplication (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit, plus (c) the aggregate amount of all Acceptance Reimbursement Obligations, in each case at such time."

        34.    Acknowledgment of the Loan Parties. Each Loan Party hereby acknowledges and agrees that: (a) such Loan Party has no defense, offset, or counterclaim with respect to the payment of any sum owed to the Lenders or the Agent, or with respect to the performance or observance of any warranty or covenant contained in the Credit Agreement or any of the other Loan Documents; and (b) the Lenders and the Agent have performed all obligations and duties owed to the Loan Parties through the date hereof.

        35.    Representations and Warranties of the Loan Parties. To induce the Lenders and the Agent to amend the Credit Agreement and to continue making Revolving Loans thereunder, the Loan Parties represent and warrant to the Lenders and the Agent that:

        (a)   Compliance with Credit Agreement. On the date hereof, each Loan Party is in compliance with all of the terms and provisions set forth in the Credit Agreement (as modified by this Amendment) and no Default or Event of Default has occurred and is continuing.

        (b)    Representations and Warranties. On the date hereof, the representations and warranties set forth in Article 6 of the Credit Agreement are true and correct with the same effect as though such representations and warranties had been made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.

        (c)    Corporate Authority. Each Loan Party has full power and authority to consummate this Amendment and to incur and perform the obligations provided for under the Credit Agreement and this Amendment, and each Borrower has full power and authority to make the borrowings under the Credit Agreement, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders or of any public authority or regulatory body which has not been obtained is required as a condition to the validity or enforceability of this Amendment.

        (d)    Amendment as Binding Agreement. This Amendment and the Credit Agreement (as modified by this Amendment) constitute the valid and legally binding obligations of each Loan Party fully enforceable against such Loan Party in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and to the effect of general principles of equity whether applied by a court of law or equity.

        (e)    No Conflicting Agreements. Except as specified in Schedule 6.1 of the Credit Agreement, the execution and performance by each Loan Party of this Amendment, and the borrowing by Borrowers under the Credit Agreement (as modified by this Amendment), will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in or require the creation or imposition of any Lien upon the property of any Loan Party by reason of the terms of (i) any mortgage, Lien, indenture, note (including the Medium Term Notes and the Prudential Notes), or lease for a distribution center or warehouse, or any other material lease, contract, agreement, document, or instrument to which such Loan Party is a party or which is binding upon it, (ii) any Requirement of Law applicable to such Loan Party, or (iii) the certificate or articles of incorporation, bylaws, limited liability company or partnership agreement, or other organizational or constituent documents, as the case may be, of such Loan Party.

        36.    Effectiveness of this Amendment. The amendments set forth in this Amendment shall become effective, on the terms set forth below, as of the date of this Amendment only upon the satisfaction of the following conditions precedent:
        (a)   Receipt of Documents. The Lenders and the Agent shall have received each of the following, duly executed and dated the date of execution hereof:

                (i)    this Amendment;

                (ii)    a Ratification and Confirmation of Guaranty in form and substance acceptable to Lenders from each Guarantor; and

                (iii)    such other instruments, documents, waivers and consents, if any, as the Lenders may have reasonably requested in writing and in advance of the date of execution of this Amendment.

        (b)    Effectiveness. If Required Lenders approve this Amendment and upon satisfaction of the conditions precedent set forth in Paragraph 36(a) above, all of the terms and provisions of this Amendment shall thereupon become effective. If Majority Lenders approve this Amendment, but less than Required Lenders approve this Amendment and upon satisfaction of the conditions precedent set forth in Paragraph 36(a) above, all the terms and provisions of this Amendment shall become effective other than the provisions in Paragraph 24 of this Amendment and, in such event, Definition of "Eligible Inventory" shall remain unchanged.

        37.    Effect on Credit Agreement. Except as specifically amended hereby, the terms and provisions of the Credit Agreement and the other Loan Documents are in all other respects ratified and confirmed and remain in full force and effect. No reference to this Amendment need be made in any notice, writing, or other communication relating to the Credit Agreement and the other Loan Documents, any such reference to the Credit Agreement and the other Loan Documents to be deemed a reference thereto as respectively amended by this Amendment. All references to the Credit Agreement and the other Loan Documents in any document, instrument, or agreement executed in connection with the Credit Agreement and the other Loan Documents shall be deemed to refer to the Credit Agreement and the other Loan Documents as respectively amended hereby.

        38.    Fees and Expenses. The Loan Parties hereby agree to pay all out-of-pocket expenses incurred by the Agent in connection with the preparation, negotiation, and consummation of this Amendment, and all other documents related hereto (whether or not any borrowing under the Credit Agreement, as amended, shall be consummated), including, without limitation, the reasonable fees and expenses of the Agent's counsel and any filing fees and recordation tax required in connection with the filing of any documents necessary to consummate the provisions of this Amendment.

        39.    Successors. This Amendment shall be binding upon and inure to the benefit of the Loan Parties, the Lenders, the Agent, and their respective successors and assigns.

        40.    Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois, without regard to the conflict of laws principles thereof.

        41.    Counterparts. This Amendment may be executed in the original or by telecopy in any number of counterparts, each of which shall be deemed original and all of which taken together shall constitute one and the same Amendment.

  (SIGNATURE PAGES FOLLOW)

  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                  BORROWERS:

                  BROWN SHOE COMPANY, INC.

                  By:   /s/ Andrew M. Rosen
                          Andrew M. Rosen
                          Senior Vice President, Chief Financial Officer, and Treasurer

                  BROWN GROUP RETAIL, INC.

                  By: /s/ Andrew M. Rosen
                          Andrew M. Rosen
                          Senior Vice President, Chief Financial Officer, and Treasurer

                  BROWN SHOE INTERNATIONAL, LLC

                  By: Brown Shoe Company, Inc., its Sole Member

                  By: /s/ Andrew M. Rosen
                          Andrew M. Rosen
                          Senior Vice President, Chief Financial Officer, and Treasurer

                  SIDNEY RICH ASSOCIATES, INC.

                  By: /s/ Andrew M. Rosen
                          Andrew M. Rosen
                          Senior Vice President, Chief Financial Officer, and Treasurer

                  GUARANTOR:

                  BROWN SHOE COMPANY OF CANADA LTD

                  By: /s/ Andrew M. Rosen
                          Andrew M. Rosen
                          Senior Vice President, Chief Financial Officer, and Treasurer

                  AGENT:

                  BANK OF AMERICA, NATIONAL ASSOCIATION

                  By: /s/ Monirah Salama
                  Name: Monirah Salama
                  Title: Assistant Vice President

                  LENDERS:

                  BANK OF AMERICA, NATIONAL ASSOCIATION

                  By: /s/ Monirah Salama
                  Name: Monirah Salama
                  Title: Assistant Vice President

                  FLEET RETAIL FINANCE, INC.

                  By: /s/ James R. Dore
                  Name: James R. Dore
                  Title: Managing Director

                  CONGRESS FINANCIAL CORPORATION

                  By: /s/ Brian Hynds
                  Name: Brian Hynds
                  Title: Vice President

                  WELLS FARGO FOOTHILL, LLC

                  By: /s/ Brad Engel
                  Name: Brad Engel
                  Title: Assistant Vice President

                  GMAC COMMERCIAL FINANCE LLC
                  Successor to
                  GMAC Business Credit, LLC

                  By: /s/ Thomas Brent
                  Name: Thomas Brent
                  Title: Vice President

                  THE CIT GROUP/BUSINESS CREDIT, INC.

                  By: /s/ Mike Richman
                  Name: Mike Richman
                  Title: Vice President

                  LASALLE BANK NATIONAL ASSOCIATION

                  By: /s/ Kirk R. Fronckiewicz
                  Name: Kirk R. Fronckiewicz
                  Title: Vice President

                  NATIONAL CITY COMMERCIAL FINANCE, INC.

                  By: /s/ Kathryn Ellero
                  Name: Kathryn Ellero
                  Title: Vice President

                  PNC BANK, NATIONAL ASSOCIATION

                  By: /s/ Sherry Winick
                  Name: Sherry Winick
                  Title: Vice President

                  TRANSAMERICA BUSINESS CAPITAL CORPORATION

                  By: /s/ Robert Capasso
                  Name: Robert Capasso
                  Title: SVP

                  AMSOUTH BANK

                  By: /s/ Kevin R. Rogers
                  Name: Kevin R. Rogers
                  Title: Attorney-In-Fact

                  SUNTRUST BANK

                  By: /s/ Lauren P. Carrigan
                  Name: Lauren P. Carrigan
                  Title: Vice President

                  WEBSTER WHITEHALL BUSINESS CREDIT CORPORATION

                  By: /s/ Bradford Mitch
                  Name: Bradford Mitch
                  Title: Vice President

                  SIEMENS FINANCIAL SERVICES, INC.

                  By: /s/ Frank Amodio
                  Name: Frank Amodio
                  Title: V.P. - Credit

                  ORIX FINANCIAL SERVICES, INC.

                  By: /s/ Lisa Nowakowski
                  Name: Lisa Nowakowski
                  Title: Vice President

                  THE PROVIDENT BANK

                  By: /s/ Thomas J. Evans
                  Name: Thomas J. Evans
                  Title: Credit Officer

                  FIRST BANK

                  By: /s/ Traci L. Dodson
                  Name: Traci L. Dodson
                  Title: Vice President

                  RZB FINANCE LLC

                  By: /s/ John A. Valiska and Christoph Hoedl
                  Name: John A. Valiska
                  Title: Group Vice President
                  Name: Christoph Hoedl
                  Title: Vice President

                  THE GOVERNOR & COMPANY OF THE BANK OF IRELAND

                  By: /s/ Gareta Magee and Geraldine Hannon
                  Name: Gareta Magee
                  Title: Authorized Signatory
                  Name: Geraldine Hannon
                  Title: Authorized Signatory

  RATIFICATION AND CONFIRMATION OF GUARANTY

          The undersigned, BROWN SHOE COMPANY, INC., a New York corporation (the "Guarantor"), executed and delivered to the Agent, for the benefit of the Lenders, that certain Parent Guaranty Agreement, dated as of December 20, 2002 (the "Parent Guaranty"). The Guarantor hereby acknowledges the foregoing Third Amendment to Credit Agreement and ratifies and confirms the terms and conditions of the Parent Guaranty, which shall remain in full force and effect in accordance with its terms subsequent to the effectiveness of such Amendment. The Guarantor hereby ratifies and confirms its liabilities, obligations, and agreements under the Parent Guaranty and the other Loan Documents to which it is a party, and further acknowledges that (a) it has no defenses, claims, or set-offs to the enforcement by the Lenders or the Agent of such liabilities, obligations, and agreements and (b) the Lenders and the Agent have fully performed all obligations to the undersigned which they may have had or have on and as of the date hereof.

                GUARANTOR:

                BROWN SHOE COMPANY, INC.

                By: /s/ Andrew M. Rosen
                    Andrew M. Rosen
                    Senior Vice President, Chief Financial Officer, and Treasurer

  RATIFICATION AND CONFIRMATION OF GUARANTY

          The undersigned, BROWN GROUP RETAIL, INC., a Delaware corporation, BROWN SHOE INTERNATIONAL, LLC., a Delaware limited liability company and the successor to Brown Group International, Inc., BROWN SHOE COMPANY OF CANADA LTD, a Canadian corporation, and SIDNEY RICH ASSOCIATES, INC., a Missouri corporation (individually each a "Guarantor"), executed and delivered to the Agent and the Lenders that certain Subsidiary Guaranty Agreement, dated as of December 20, 2002 (the "Subsidiary Guaranty"). Each Guarantor hereby acknowledges the foregoing Third Amendment to Credit Agreement and ratifies and confirms the terms and conditions of the Subsidiary Guaranty, which shall remain in full force and effect in accordance with its terms subsequent to the effectiveness of such Amendment. Each Guarantor hereby ratifies and confirms its liabilities, obligations, and agreements under the Subsidiary Guaranty and the other Loan Documents to which it is a party, and further acknowledges that (a) it has no defenses, claims, or set-offs to the enforcement by the Lenders or the Agent of such liabilities, obligations, and agreements and (b) the Lenders and the Agent have fully performed all obligations to the undersigned which they may have had or have on and as of the date hereof.

                  GUARANTORS:

                  BROWN GROUP RETAIL, INC.

                  By: /s/ Andrew M. Rosen
                      Andrew M. Rosen
                      Senior Vice President, Chief Financial Officer, and Treasurer

                  BROWN SHOE INTERNATIONAL, LLC.

                  By: Brown Shoe Company, Inc., its Sole Member

                  By: /s/ Andrew M. Rosen
                      Andrew M. Rosen
                      Senior Vice President, Chief Financial Officer, and Treasurer

                  BROWN SHOE COMPANY OF CANADA LTD

                  By: /s/ Andrew M. Rosen
                      Andrew M. Rosen
                      Senior Vice President, Chief Financial Officer, and Treasurer

                  SIDNEY RICH ASSOCIATES, INC.

                  By: /s/ Andrew M. Rosen
                      Andrew M. Rosen
                      Senior Vice President, Chief Financial Officer, and Treasurer

  RATIFICATION AND CONFIRMATION OF GUARANTY

          The undersigned, BROWN SHOE COMPANY, INC., a New York corporation (the "Guarantor"), executed and delivered to the Agent, for the benefit of the Lenders, that certain Parent Guaranty Agreement, dated as of December 20, 2002 (the "Parent Guaranty"). The Guarantor hereby acknowledges the foregoing Third Amendment to Credit Agreement and ratifies and confirms the terms and conditions of the Parent Guaranty, which shall remain in full force and effect in accordance with its terms subsequent to the effectiveness of such Amendment. The Guarantor hereby ratifies and confirms its liabilities, obligations, and agreements under the Parent Guaranty and the other Loan Documents to which it is a party, and further acknowledges that (a) it has no defenses, claims, or set-offs to the enforcement by the Lenders or the Agent of such liabilities, obligations, and agreements and (b) the Lenders and the Agent have fully performed all obligations to the undersigned which they may have had or have on and as of the date hereof.

                  GUARANTOR:

                  BROWN SHOE COMPANY, INC.

                  By: /s/ Andrew M. Rosen
                      Andrew M. Rosen
                      Senior Vice President, Chief Financial Officer, and Treasurer

  RATIFICATION AND CONFIRMATION OF GUARANTY

          The undersigned, BROWN GROUP RETAIL, INC., a Delaware corporation, BROWN SHOE INTERNATIONAL, LLC., a Delaware limited liability company and the successor to Brown Group International, Inc., BROWN SHOE COMPANY OF CANADA LTD, a Canadian corporation, and SIDNEY RICH ASSOCIATES, INC., a Missouri corporation (individually each a "Guarantor"), executed and delivered to the Agent and the Lenders that certain Subsidiary Guaranty Agreement, dated as of December 20, 2002 (the "Subsidiary Guaranty"). Each Guarantor hereby acknowledges the foregoing Third Amendment to Credit Agreement and ratifies and confirms the terms and conditions of the Subsidiary Guaranty, which shall remain in full force and effect in accordance with its terms subsequent to the effectiveness of such Amendment. Each Guarantor hereby ratifies and confirms its liabilities, obligations, and agreements under the Subsidiary Guaranty and the other Loan Documents to which it is a party, and further acknowledges that (a) it has no defenses, claims, or set-offs to the enforcement by the Lenders or the Agent of such liabilities, obligations, and agreements and (b) the Lenders and the Agent have fully performed all obligations to the undersigned which they may have had or have on and as of the date hereof.

                  GUARANTORS:

                  BROWN GROUP RETAIL, INC.

                  By: /s/ Andrew M. Rosen
                      Andrew M. Rosen
                      Senior Vice President, Chief Financial Officer, and Treasurer

                  BROWN SHOE INTERNATIONAL, LLC.

                  By: Brown Shoe Company, Inc., its Sole Member

                  By: /s/ Andrew M. Rosen
                      Andrew M. Rosen
                      Senior Vice President, Chief Financial Officer, and Treasurer

                  BROWN SHOE COMPANY OF CANADA LTD

                  By: /s/ Andrew M. Rosen
                      Andrew M. Rosen
                      Senior Vice President, Chief Financial Officer, and Treasurer

                  SIDNEY RICH ASSOCIATES, INC.

                  By: /s/ Andrew M. Rosen
                      Andrew M. Rosen
                      Senior Vice President, Chief Financial Officer, and Treasurer

  EXHIBIT E

  TO

  CREDIT AGREEMENT

  AMONG

  BROWN SHOE COMPANY, INC. AND CERTAIN OF ITS SUBSIDIARIES,

  AS BORROWERS,

  BANK OF AMERICA, NATIONAL ASSOCIATION, AS ADMINISTRATIVE

  AGENT,

  AND EACH OF THE LENDERS PARTY THERETO

  Form of Assignment and Acceptance

  ASSIGNMENT AND ACCEPTANCE

          This ASSIGNMENT AND ACCEPTANCE ("Agreement") dated as of _________, ___ is entered into between _________________________________________________ (the "Assignor") and __________________________ (the "Assignee").

  RECITALS:

        A.    The Assignor is party to that certain Credit Agreement, dated as of December 20, 2001 (as such agreement may be amended, restated, or otherwise modified, the "Credit Agreement") among Brown Shoe Company, Inc., each of the other Borrowers, the Lenders party thereto (including the Assignor), and Bank of America, National Association, as administrative agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement, wherever used herein, unless otherwise defined herein, shall have the same meanings herein as are prescribed by the Credit Agreement.
        B.    As provided under the Credit Agreement, the Assignor has committed to make Revolving Loans (the "Committed Revolving Loans") to the Borrowers in an aggregate amount not to exceed $__________.
        C.    The Assignor has made Committed Revolving Loans in the aggregate principal amount of $__________ to the Borrowers.

        D.    [The Assignor has acquired a participation in its Pro Rata Share of the face amount of the Letters of Credit in an aggregate principal amount of $____________ (the "L/C Obligations")] [There is no Letter of Credit outstanding under the Credit Agreement].

        E.    [The Assignor has acquired a participation in its Pro Rata Share of the face amount of the Acceptances in an aggregate principal amount of $____________ (the "Acceptance Obligations")] [There is no Acceptance outstanding under the Credit Agreement].

        F.    The Assignor wishes to assign to the Assignee [part of] [all of] the rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, together with a corresponding Pro Rata Share of its outstanding Committed Revolving Loans [and L/C Obligations / Acceptance Obligations], in an amount equal to $__________ (the "Assigned Amount") on the terms and subject to the conditions set forth herein, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions.

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

  AGREEMENT:

1.    Assignment and Acceptance.

        (a)    Subject to the terms and conditions of this Agreement, (i) the Assignor hereby sells, transfers, and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes, and undertakes from the Assignor, without recourse and without representation or warranty (except as expressly provided in this Agreement) ________ percent (__%) (the "Assignee's Percentage Share") of (A) the Committed Revolving Loans [and the L/C Obligations / and the Acceptance Obligations] of the Assignor and (B) all related rights, benefits, obligations, liabilities, and indemnities of the Assignor under and in connection with the Credit Agreement and the other Loan Documents.

        (b)    As of the Effective Date (as defined in paragraph 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections 1.4(f)(i), 1.5, 3.8, 4.1(b), 7.16, and 13.11 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date (as defined below).

        (c)    After giving effect to the assignment set forth herein and all other assignments to occur concurrently with this assignment, on the Effective Date the Assignee's Commitment will be $__________.

        (d)    After giving effect to the assignment set forth herein and all other assignments to occur concurrently with this assignment, on the Effective Date the Assignor's Commitment will be $__________.

2.    Payments.

        (a)    As consideration for the sale, assignment, and transfer contemplated in paragraph 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of all Committed Revolving oans outstanding on the Effective Date.

        (b)    The Assignee further agrees to pay to the Agent a processing fee in the amount specified in Section 11.2(a) of the Credit Agreement.

3,    Reallocation of Payments.

        Any interest, fees, and other payments accrued as of the Effective Date with respect to the Committed Revolving Loans [and the L/C Obligations / and the Acceptance Obligations] shall be for the account of the Assignor. Any interest, fees, and other payments accrued from and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees, and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and will pay to the other party any such amounts which it may receive promptly upon receipt thereof.

4.    Independent Credit Decision.

        The Assignee hereby (a) acknowledges that it has received a copy of the complete, executed Credit Agreement, together with copies of the most recent financial statements of the Borrowers, and such other documents and information as the Assignee has deemed appropriate to make its own credit and legal analysis and decision to enter into this Agreement, and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal analysis and decisions in taking or not taking action under the Credit Agreement.

5.    Effective Date; Notices.

        (a)    As between the Assignor and the Assignee, the effective date for this Agreement shall be __________, _____ (the "Effective Date"); provided, that the following conditions precedent have been satisfied on or before the Effective Date:

        (i)    this Agreement shall be executed and delivered by the Assignor and the Assignee;

        (ii)    the consent of the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

        (iii)    the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

        (iv)    the Assignee shall have complied with Section 12.10 of the Credit Agreement (if applicable);

        (v)    the processing fee referred to in paragraph 2(b) hereof and in Section 11.2(a) of the Credit Agreement shall have been paid to the Agent; and

        (b)    Promptly following the execution of this Agreement, the Assignor shall deliver to the Borrowers and the Agent for acknowledgment by the Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

6.    Agent.

        (a)    The Assignee hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Lenders pursuant to the terms of the Credit Agreement. Without limiting the generality of the foregoing, the parties acknowledge and agree that the Assignee and the Agent are solidary creditors of each Loan Party in respect of all Obligations owed by each Loan Party to each of them, as contemplated by Section 12.17(b)of the Credit Agreement and in accordance with Article 1541 of the Civil Code of Quebec.

        (b)    The Assignee shall assume no duties or obligations held by the Agent in its capacity as the Agent under the Credit Agreement unless the Assignee becomes a successor agent pursuant to Section 12.9 of the Credit Agreement.

7.    Withholding Tax.

        The Assignee hereby (a) represents and warrants to the Assignor, the Agent, and the Borrowers that under applicable law and treaties no tax will be required to be withheld by the Borrowers with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if the Assignee is organized under the laws of any jurisdiction other than those of the United States or any state thereof) to the Agent and the Borrowers prior to the time that the Agent or the Borrowers are required to make any payment of principal, interest, or fees to the Assignee under the Credit Agreement, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from United States federal income withholding tax on all payments hereunder) and agrees to provide new Form 4224 or Form 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable United States laws and regulations (and any amendments thereto), duly executed and completed by the Assignee, and (c) agrees to comply with all applicable United States laws and regulations with regard to such withholding tax exemption.

8.    Representations and Warranties.

        (a)    The Assignor hereby represents and warrants that: (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement and in fulfillment of its obligations hereunder; (iii) no notices to, or consents, authorizations, or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery, and performance of this Agreement, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery, or performance; and (iv) this Agreement has been duly executed and delivered by it and constitutes the legal, valid, and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization, and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

        (b)    The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition, or statements of any of the Borrowers or the performance or observance by any of the Borrowers or of any of the Assignors' respective obligations under the Credit Agreement or any other instrument or document (other than as set forth in paragraphs 1, 3, 5(b), 8, 9, or 10) furnished in connection therewith.

        (c)    The Assignee hereby represents and warrants that: (i) it is duly organized and existing and has full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and in fulfillment of its obligations hereunder; (ii) no notices to, or consents, authorizations, or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery, and performance of this Agreement; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery, or performance; (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid, and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization, and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

9.    Further Assurances.

        The Assignor and the Assignee each hereby agrees to execute and deliver such other instruments, and take such other action, as either party may reasonably request from the other in connection with the transactions contemplated by this Agreement, including the delivery of any notices or other documents or instruments to the Borrowers or the Agent, which may be required in connection with the assignment contemplated hereby.

10.    Miscellaneous.

        (a)    Any amendment or waiver of any provision of this Agreement shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, and any waiver of any breach of the provisions of this Agreement shall be without prejudice to any rights with respect to any other or further breach thereof.

        (b)    All payments made hereunder shall be made without any set-off or counterclaim.

        (c)    The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution, and performance of this Agreement.

        (d)    This Agreement may be executed in any number of counterparts and all of such counterparts, including a telecopy of any such counterpart, taken together shall be deemed to constitute one and the same instrument.

        (e)    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in the State of Illinois over any suit, action, or proceeding arising out of or relating to this Agreement and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

        (f)    THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

(The remainder of this page is left intentionally blank.)

        IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

THE ASSIGNOR:

__________________________________

  By: ________________________________
Name:______________________________
Title:_______________________________

  THE ASSIGNEE:

___________________________________

  By: ________________________________ Name:______________________________
Title:_______________________________

SCHEDULE 1

NOTICE OF ASSIGNMENT AND ACCEPTANCE

_______________, ____

Bank of America, National Association
901 Main Street, 6th Floor
Dallas, Texas 75202
___________________
Attn: [Insert Addressee]: URGENT

Re: Bank of America, National Association, as administrative agent (the "Agent") under that certain Credit Agreement, dated as of __________, 2001 (as amended, restated, or otherwise modified from time to time, the "Credit Agreement"), among Brown Shoe Company, Inc., each of the other Borrowers, the Lenders party thereto, and the Agent

Ladies and Gentlemen:

        Reference is made to the above described Credit Agreement. Terms defined in the Credit Agreement, wherever used herein unless otherwise defined herein, shall have the same meanings herein as are prescribed by the Credit Agreement.

        1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "Assignor") to _______________ (the "Assignee") of_______ percent ( _____%) of the Assignor's rights, titles, and interests in and to the Credit Agreement (including the Assignor's rights, titles, and interests in and to the Commitments of the Assignor, all outstanding Revolving Loans made by the Assignor, the Assignor's participation in Letters of Credit and the Assignor's participation in Acceptances pursuant to the terms of the Assignment and Acceptance attached hereto (the "Assignment and Acceptance").

        2. The Assignor understands and agrees that, as of ____________, ____ and after giving effect to all assignments to occur on such date, the Assignor's Commitment with respect to the Revolving Loans is $____________, the aggregate amount of its outstanding Revolving Loans is $_____________, and its participation in the L/C Obligations and Acceptance Obligations (as these terms are defined in the Assignment and Acceptance) is $_____________.

        3. The Assignee agrees that, upon receiving the consent of the Agent to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement.

        4. The Assignee understands and agrees that the as of ________, ____ and after giving effect to all assignments to occur on such date, the Assignee's Commitment with respect to the Revolving Loans is $_________, the aggregate amount of its outstanding Revolving Loans is $________, and its participation in the L/C Obligations and Acceptance Obligations (as these terms are defined in the Assignment and Acceptance) is $________.

        5. The following administrative details apply to the Assignee:

(A)     Notice Address: Assignee name: ____________________________________
Address:__________________________________________   __________________________________________ Attention: ________________________________________
Telephone: (___)________________________________
Telecopier: (___)________________________________
Telex (Answerback): _______________________________
(B)     Payment Instructions:_______________________________
         Account No.: _____________________________________
        At: _____________________________________________
             _____________________________________________
            _____________________________________________

                Reference: _______________________________________
                Attention: ________________________________________

        (C)     Applicable Lending Office for Base Rate Revolving Loans and LIBOR Rate Revolving Loans:

________________________________________________

________________________________________________

________________________________________________

                                        Attention: ________________________________________

                                        Telecopier: (___)________________________________

        6. The Agent is entitled to rely upon the representations, warranties, and covenants of each of the Assignor and the Assignee contained in the Assignment and Acceptance.

(The remainder of this page is left intentionally blank.)

        IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly uthorized officials, officers, or agents as of the date first above mentioned.

Very truly yours,

THE ASSIGNOR:
____________________________________

By:
Name:
Title:
  THE ASSIGNEE: By:
Name:
Title:
    ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

THE AGENT:

BANK OF AMERICA, NATIONAL ASSOCIATION,
as the Agent

By:
Name:
Title:

THE BORROWERS (if required):

BROWN SHOE COMPANY, INC., as agent for the Borrowers

By:
Name:
Title: